EXHIBIT 23.6
                                                                    ------------

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1999, except for Note 17 as to which the date is March 4, 1999, appearing in the Annual Report on Form 10-K/A of Dollar Thrifty Automotive Group, Inc. and subsidiaries for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
October 15, 1999